Westwood Holdings Group Reports Fourth Quarter and Full Year 2023 Results
Westwood Salient Select Income posted top decile performance last quarter
Many of our Multi-Asset Strategies posted top quartile performance last quarter
Institutional wins for SmidCap Value expected to fund in the first half of this year
Managed Investment Solutions joined the Westwood Family

Dallas, TX, February 14, 2024 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Significant items include:
▪SmallCap Value, Select Equity, High Alpha, Dividend Select, Enhanced Balanced, Total Return, Alternative Income and Select Income strategies all beat their primary benchmarks.
▪Strong investment performance came from Income Opportunity, Alternative Income, SmallCap Value, High Income and Total Return all posting top quartile rankings, and Westwood Salient Select Income posted a top decile ranking.
▪Quarterly revenues totaled $23.2 million versus the third quarter's $21.9 million and $20.5 million a year ago. Comprehensive income of $2.6 million compared with $3.4 million in the third quarter and a net loss of $3.1 million in the fourth quarter of 2022.
▪Non-GAAP Economic Earnings of $5.2 million for the quarter compared with $6.3 million in the third quarter and a loss of $0.7 million in the fourth quarter of 2022.
▪Our annual comprehensive income totaled $9.5 million versus a net loss of $4.6 million for the previous year, and included $5.3 million after taxes of life insurance proceeds and contingent consideration fair value adjustments, both for Salient.
▪Westwood held $53.1 million in cash and short-term investments at December 31, 2023, up $4.6 million from September 30, 2023. Stockholders' equity totaled $120.4 million as of December 31, 2023 and we continue to have no debt.
▪We declared a cash dividend of $0.15 per common share, payable on April 3, 2024 to stockholders of record on March 1, 2024.
Brian Casey, Westwood’s CEO, commented, "Several of our strategies produced excellent results for our clients in the fourth quarter by delivering top quartile performance. Several SmidCap Value wins in the fourth quarter will be funded shortly and our new business pipeline is growing nicely. Advisors in the intermediary space are definitely taking more meetings and they had a very busy January. Our wealth business has made several key hires and is showing continuous progress in improving efficiency and generating better margins. We are excited for the year ahead and look forward to offering clients a new set of capabilities, combining active asset allocation with passive investment solutions, delivered by the creative and highly experienced Managed Investment Solutions team that has just joined Westwood."
Revenues of $23.2 million increased $2.8 million from 2022's fourth quarter thanks to higher average assets under management ("AUM") following the acquisition of Salient Partners' asset management business in November 2022 and the acquisition of Broadmark Asset Management in early 2023. Revenues rose $1.3 million versus the third quarter on higher performance fees.
Firmwide assets under management and advisement totaled $16.6 billion at year end, consisting of AUM of $15.5 billion and assets under advisement ("AUA") of $1.1 billion.
Fourth quarter net income of $2.6 million compared to $4.4 million in the third quarter reflecting receipt of life insurance proceeds in the third quarter and higher income taxes in the fourth quarter, partially offset by higher revenues. Diluted EPS of $0.32 compared to $0.41 per share for the third quarter. Non-GAAP Economic Earnings were $5.2 million, or $0.63 per share, compared to the third quarter's $6.3 million, or $0.77 per share.
Fourth quarter net income of $2.6 million compared to last year's fourth quarter net loss of $3.1 million due to higher revenues and lower acquisition expenses, partially offset by higher employee expenses and income taxes. Diluted EPS of $0.32 compared with $(0.40) per share for 2022's fourth quarter. Non-GAAP Economic Earnings (Loss) of $5.2 million, or $0.63 per share, compared to $(0.7) million, or $(0.09) per share, in the fourth quarter of 2022.
2023 net income of $10.6 million compared to 2022's net loss of $4.6 million thanks to higher revenues, life insurance proceeds, changes in the fair value of contingent consideration and lower acquisition expenses, partially offset by higher costs for employee compensation, information technology, and general and administrative activities following the acquisition of Salient Partners' asset management business in late 2022. Diluted EPS was $1.17 per share compared with $(0.59) per share for 2022. Economic EPS of $2.55 compared with $0.45 in 2022.
Economic Earnings (Loss) and Economic EPS are non-GAAP performance measures that are explained and reconciled with the most comparable GAAP numbers in the attached tables.
Westwood will host a conference call to discuss fourth quarter and fiscal year 2023 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, please register here:
https://edge.media-server.com/mmc/p/rbn4eokh
After registering, you will be provided with a dial-in number containing a personalized PIN.
Webcast Link: : https://register.vevent.com/register/BI67285b888a794244b24e58e42389eca5
ABOUT WESTWOOD HOLDINGS GROUP
Westwood Holdings Group, Inc. is an investment management boutique and wealth management firm.
Westwood offers a broad array of investment solutions to institutional investors, private wealth clients and financial intermediaries. The firm specializes in several distinct investment capabilities including U.S. Value Equity, Multi-Asset, Tactical Absolute Return, Energy & Real Assets and Income Alternatives. In addition, the firm has recently begun to add capabilities in Managed Investment Solutions and Exchange Traded Funds (ETFs). Westwood’s strategies are made available through separate accounts, the Westwood Funds® family of mutual funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Chicago, Houston and San Francisco.
For more information on Westwood, please visit westwoodgroup.com.
Forward-looking Statements
Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “believe,” “expect,” “could,”

and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our AUM; our ability to maintain our fee structure in light of competitive fee pressures; our stockholder rights agreement may make it more difficult for others to obtain control over us, even if it would be beneficial to our stockholders; risks associated with actions of activist stockholders; distributions to our common stockholders have included and may in the future include a return of capital; inclusion of foreign company investments in our AUM; regulations adversely affecting the financial services industry; our ability to maintain effective cyber security; litigation risks; our ability to develop and market new investment strategies successfully; our reputation and our relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to select and oversee third-party vendors; our dependence on the operations and funds of our subsidiaries; our ability to maintain effective information systems; our ability to prevent misuse of assets and information in the possession of our employees and third-party vendors, which could damage our reputation and result in costly litigation and liability for our clients and us; our stock is thinly traded and may be subject to volatility; in addition to our stockholder rights agreement, our organizational documents contain provisions that may prevent or deter another group from paying a premium over the market price to our stockholders to acquire our stock; competition in the investment management industry; our ability to avoid termination of client agreements and the related investment redemptions; the significant concentration of our revenues in a small number of customers; our relationships with investment consulting firms; the impact of the COVID-19 pandemic; our ability to identify and execute on our strategic initiatives; our ability to declare and pay dividends; our ability to fund future capital requirements on favorable terms; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2022 and its quarterly report on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
SOURCE: Westwood Holdings Group, Inc.
(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
REVENUES:
Advisory fees:
Asset-based	$16,657	$16,902	$13,441
Performance-based	710	—	1,018
Trust fees	5,124	5,063	5,429
Trust performance-based	349	—	—
Other, net	389	(85)	568
Total revenues	23,229	21,880	20,456

EXPENSES:
Employee compensation and benefits	12,367	12,661	11,131
Sales and marketing	810	676	677
Westwood mutual funds	783	872	890
Information technology	2,367	2,334	2,104
Professional services	1,239	1,009	1,469
General and administrative	2,933	3,298	2,488
(Gain) loss from change in fair value of contingent consideration	(113)	2,483	—
Acquisition expenses	—	—	5,505
Total expenses	20,386	23,333	24,264
Net operating income (loss)	2,843	(1,453)	(3,808)
Net change in unrealized appreciation (depreciation) on private investments	(18)	—	(984)
Investment income	561	247	173
Other income	365	5,265	309
Income (loss) before income taxes	3,751	4,059	(4,310)
Provision for income taxes	1,168	(316)	(1,185)
Net income (loss)	$2,583	$4,375	$(3,125)
Total comprehensive income (loss)	$2,583	$4,375	$(3,125)
Less: Comprehensive income (loss) attributable to noncontrolling interest	7	1,019	—
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$2,576	$3,356	$(3,125)

Earnings (loss) per share:
Basic	$0.32	$0.42	$(0.40)
Diluted	$0.32	$0.41	$(0.40)

Weighted average shares outstanding:
Basic	8,007,896	8,002,537	7,775,545
Diluted	8,184,736	8,116,747	7,775,545

Economic Earnings (Loss)	$5,181	$6,263	$(738)
Economic EPS	$0.63	$0.77	$(0.09)

Dividends declared per share	$0.15	$0.15	$0.15

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2023	2022
REVENUES:
Advisory fees:
Asset-based	$67,391	$46,685
Performance-based	1,265	1,018
Trust fees	20,242	21,686
Trust performance-based	349	—
Other, net	534	(708)
Total revenues	89,781	68,681

EXPENSES:
Employee compensation and benefits	52,918	40,124
Sales and marketing	2,990	2,003
Westwood mutual funds	3,133	2,201
Information technology	9,650	7,719
Professional services	5,132	5,357
General and administrative	12,512	9,057
(Gain) loss from change in fair value of contingent consideration	(2,768)	—
Acquisition expenses	209	7,093
Total expenses	83,776	73,554
Net operating income (loss)	6,005	(4,873)
Net change in unrealized appreciation (depreciation) on private investments	6	(1,495)
Net investment income (loss)	1,191	266
Other income	6,241	907
Income (loss) before income taxes	13,443	(5,195)
Income tax provision	2,872	(567)
Net income (loss)	$10,571	$(4,628)
Total comprehensive income (loss)	$10,571	$(4,628)
Less: Comprehensive income (loss) attributable to noncontrolling interest	1,051	—
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$9,520	$(4,628)

Earnings (loss) per share:
Basic	$1.20	$(0.59)
Diluted	$1.17	$(0.59)

Weighted average shares outstanding:
Basic	7,964,423	7,844,363
Diluted	8,112,139	7,844,363

Economic Earnings	$20,717	$3,564
Economic EPS	$2.55	$0.45

Dividends declared per share	$0.60	$0.60

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$20,422	$23,859
Accounts receivable	14,394	13,900
Investments, at fair value	32,674	15,342
Income taxes receivable	205	446
Other current assets	4,543	4,645
Total current assets	72,238	58,192
Investments	7,247	4,455
Equity method investments	4,284	6,574
Noncurrent investments at fair value	241	3,027
Goodwill	39,501	35,732
Deferred income taxes	728	1,762
Operating lease right-of-use assets	3,673	4,976
Intangible assets, net	24,803	28,952
Property and equipment, net of accumulated depreciation of $10,078 and $9,277	1,444	1,828
Other long-term assets	1,008	929
Total long-term assets	82,929	88,235
Total assets	$155,167	$146,427
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$6,130	$5,678
Dividends payable	1,692	1,745
Compensation and benefits payable	9,539	8,689
Operating lease liabilities	1,286	1,502
Total current liabilities	18,647	17,614
Accrued dividends	675	701
Contingent consideration	10,133	12,901
Noncurrent operating lease liabilities	3,266	4,563
Total long-term liabilities	14,074	18,165
Total liabilities	32,721	35,779
Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 11,856,737 and outstanding 9,140,760 shares at December 31, 2023; issued 11,527,544 and outstanding 8,881,831 shares at December 31, 2022	119	115
Additional paid-in capital	201,622	199,914
Treasury stock, at cost – 2,715,977 shares at December 31, 2023; 2,645,713 shares at December 31, 2022	(85,990)	(85,128)
Retained earnings (accumulated deficit)	4,650	(4,253)
Total Westwood Holdings Group, Inc. stockholders' equity	120,401	110,648
Noncontrolling interest in consolidated subsidiary	2,045	—
Total equity	122,446	110,648
Total liabilities and stockholders’ equity	$155,167	$146,427

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$10,571	$(4,628)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	670	687
Amortization of intangible assets	4,149	1,889
Net change in unrealized (appreciation) depreciation on investments	(839)	2,136
Stock-based compensation expense	6,518	6,001
Deferred income taxes	1,036	(916)
Non-cash lease expense	1,103	1,110
Loss on asset disposition	69	—
Gain on remeasurement of lease liabilities	(119)	—
Fair value change of contingent consideration	(2,768)	—
Gain on insurance settlement	(5,000)	—
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	(16,609)	48,977
Accounts receivable	135	(313)
Other current assets	660	(1,842)
Accounts payable and accrued liabilities	(447)	1,251
Compensation and benefits payable	851	(861)
Income taxes payable	241	(687)
Other liabilities	(1,433)	(1,314)
Net cash provided by (used in) operating activities	(1,212)	51,490
Cash flows from investing activities:
Acquisitions, net of cash acquired	(741)	(33,419)
Insurance settlement proceeds	5,000	—
Purchases of property and equipment	(147)	(320)
Net cash provided by (used in) investing activities	4,112	(33,739)
Cash flows from financing activities:
Purchases of treasury stock	—	(2,851)
Restricted stock returned for payment of taxes	(863)	(627)
Cash dividends	(5,474)	(5,625)
Net cash used in financing activities	(6,337)	(9,103)
Effect of currency rate changes on cash	—	5
Net increase (decrease) in cash and cash equivalents	(3,437)	8,653
Cash and cash equivalents, beginning of period	23,859	15,206
Cash and cash equivalents, end of period	$20,422	$23,859

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,594	$1,858
Right-of-use assets obtained in exchange for operating lease liabilities	$173	$1,217
Accrued dividends	$2,368	$2,446
Acquired contingent consideration	$—	$12,901

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Comprehensive Income (Loss) Attributable to Westwood Holdings Group, Inc. to Economic Earnings (Loss)
(in thousands, except per share and share amounts)
(unaudited)
As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings (Loss) and Economic EPS. We provide these measures in addition to, not as a substitute for, Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. and earnings (loss) per share, which are reported on a GAAP basis. Our management and Board of Directors review Economic Earnings (Loss) and Economic EPS to evaluate our ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. or earnings (loss) per share, are useful for management and investors when evaluating our underlying operating and financial performance and our available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.
We define Economic Earnings (Loss) as Comprehensive income (loss) attributable to Westwood Holdings Group, Inc. plus non-cash equity-based compensation expense, amortization of intangible assets and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings (Loss) because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. Although gains and losses from changes in the fair value of contingent consideration are non-cash, we do not add or subtract those back when calculating Economic Earnings (Loss) because gains and losses on changes in the fair value of contingent consideration are considered regular following an acquisition. In addition, we do not adjust Economic Earnings (Loss) for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings (Loss) divided by diluted weighted average shares outstanding.

	Three Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$2,576	$3,356	$(3,125)
Stock-based compensation expense	1,407	1,739	1,591
Intangible amortization	1,073	1,043	671
Tax benefit from goodwill amortization	125	125	125
Economic Earnings (Loss)	$5,181	$6,263	$(738)
Earnings (loss) per share	$0.31	$0.41	$(0.40)
Stock-based compensation expense	0.17	0.21	0.20
Intangible amortization	0.13	0.13	0.09
Tax benefit from goodwill amortization	0.02	0.02	0.02
Economic EPS	$0.63	$0.77	$(0.09)
Diluted weighted average shares	8,184,736	8,116,747	7,775,545

	Year Ended December 31,
	2023	2022
Comprehensive income (loss) attributable to Westwood Holdings Group, Inc.	$9,520	$(4,628)
Stock-based compensation expense	6,518	6,001
Intangible amortization	4,179	1,889
Tax benefit from goodwill amortization	500	302
Economic Earnings	$20,717	$3,564
Earnings (loss) per share	$1.17	$(0.59)
Stock-based compensation expense	0.80	0.77
Intangible amortization	0.52	0.24
Tax benefit from goodwill amortization	0.06	0.04
Economic EPS	$2.55	$0.45
Diluted weighted average shares	8,112,139	7,844,363